TERRY HAMILTON AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment To Employment Agreement ("Amendment") is made this 28th day of July, 2010, between OPTIMIZERx Corporation, a Nevada corporation, (the "Company") and Terry Hamilton ("Employee").

WHEREAS, the Company and Employee previously entered into an Employment Agreement on August 1st, 2008 (The Employment Agreement”);

WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties hereto hereby agree to amend the Employment Agreement as follows:

1.	The following provision is hereby added as Paragraph 21 of the Employment Agreement:

“21.      Non-Competition. The Employee hereby accordingly agrees that, for the consideration stated herein and other compensation payable to the Employee, during Employee's employment with the Company and continuing thereafter for a period of one (1) years, Employee will not:

(a)
Conduct or engage in (whether as an owner, principal, partner, member, employer, employee, representative, distributor, officer, director or otherwise) any business or enterprise (whether or not for profit) which offers or performs services in direct competition with those services being offered, provided or contemplated by the Company now or at any time during Employee's employment by the Company anywhere in United States of America or any other geographic area in which the Company is now or then conducting business.

(b)
divert, take away, solicit or interfere with, directly or indirectly, any Company business from any investors, employees, customers, suppliers, franchisees (current and prospective), trade or other patronage of theCompany.

The parties hereto hereby acknowledge and agree that the restrictions contained in this Agreement are reasonable and necessary for the purpose of preserving for the Company,  its business and goodwill and other proprietary rights. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement may be sought. Accordingly, to the extent any provision hereof is deemed unenforceable by limitation thereon, the parties agree that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought. Furthermore, if any particular portion of this Agreement be adjudicated as invalid or unenforceable, such portion shall be deleted and such deletion shall apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made. In the event of a breach or threatened breach by the Employee of the provisions hereof, the Employee acknowledges that the remedy at law would be inadequate and that the Company shall be entitled to an injunction restraining Employee h m such breach, in addition to monetary damages and any other remedy provided by law."

2.           Paragraph 13 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

"13.           Severance Pay. If the Employee's employment is terminated at any time by the Company with or without cause, which termination shall be effective immediately upon the date of delivery of written notice to Employee (or at such later date as otherwise specified in such notice), the Company shall continue to pay to the Employee, asseverance pay, the monthly portion of the Employee's annual base salary for a period of twelve (12) months following such termination, subject to the Employee's compliancewith the terms and conditions of this Agreement."

3.           In all other respects, the remaining terms, covenants, conditions and provisions of the Employment Agreement shall continue in full force and effect to the extent provided in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OPTIMIZERx CORPORATION	EMPLOYEE:

By /s/ H. David Lester H. David Lester, Chief Executive Officer	/s/ Terry Hamilton Terry Hamilton